Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333‑158214, 333‑57028, 333-30085, 333-131658, 333-131341, and 333-190261) of Ecology and Environment, Inc. of our report dated October 29, 2015, relating to the consolidated financial statements as of July 31, 2015 and 2014 and for each of the years ended in the three-year period ended July 31, 2015.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
October 29, 2015